Exhibit 99.2

Designated Filer:                   Warburg Pincus & Co.

Issuer & Ticker Symbol:       Bill Barrett Corporation (BBG)

Date of Event Requiring Statement:  December 3, 2008

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus Private Equity X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

2	Name:	Warburg Pincus X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

3.	Name:	Warburg Pincus X, LLC
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

4.	Name:	Warburg Pincus Private Equity VIII, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

5.	Name:	Warburg Pincus Partners, LLC
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

6.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, NY 10017